Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

Dated as of November 18, 2020

Table of Contents

Page

SECTION 1 Representations and Warranties		3
(a)	Representations and Warranties by the Company and the Operating Partnership	3
(b)	Officers’ Certificates	15
SECTION 2 Sale and Delivery to the Underwriters; Closing		16
(a)	Purchase and Sale	16
(b)	Delivery and Payment	16
SECTION 3 Covenants of the Company and the Operating Partnership		17
(a)	Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees	17
(b)	Delivery of Registration Statements	18
(c)	Delivery of Prospectus(es)	18
(d)	Notice and Effect of Material Events	18
(e)	Filing of Amendments and 1934 Act Documents	19
(f)	Renewal of Registration Statement	20
(g)	Blue-Sky Qualifications	20
(h)	Stop Order by State Securities Commission	20
(i)	Listing	21
(j)	Lock-Up	21
(k)	Earnings Statement	21
(l)	Reporting Requirements	22
(m)	Issuer Free Writing Prospectuses	22
(n)	REIT Qualification	22
(o)	Use of Proceeds	22
(p)	1934 Act Filings	22
(q)	Regulation M.	22
SECTION 4 Payment of Expenses		22
(a)	Expenses	22
(b)	Termination of Agreement	23
SECTION 5 Conditions of Underwriters’ Obligations		23
(a)	Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee	23
(b)	Opinions of Counsel for Company and Operating Partnership	24
(c)	Opinion of Counsel for Underwriters	24
(d)	Officers’ Certificate	24
(e)	Accountant’s Comfort Letter	25
(f)	Bring-down Comfort Letter	25
(g)	Listing	25

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(h) Additional Documents	25
(i) Lock-Ups	25
(j) Termination of this Agreement	25
SECTION 6 Indemnification	26
(a) Indemnification of the Underwriters	26
(b) Indemnification of Company, the Operating Partnership and Company’s Directors and Officers	27
(c) Actions Against Parties; Notification	27
(d) Settlement Without Consent If Failure to Reimburse	28
SECTION 7 Contribution	28
SECTION 8 Representations, Warranties and Agreements to Survive Delivery	29
SECTION 9 Termination	29
(a) Termination; General	29
(b) Liabilities	30
SECTION 10 Default by One or More of the Underwriters	30
SECTION 11 Notices	31
SECTION 12 Parties	31
SECTION 13 GOVERNING LAW AND TIME	31
SECTION 14 No Advisory or Fiduciary Relationship	31
SECTION 15 Recognition of the U.S. Special Resolution Regimes	32
SECTION 16 Integration	33
SECTION 17 Counterparts	33
SECTION 18 Effect of Headings	33

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SIMON PROPERTY GROUP, INC.
(a Delaware corporation)

Common Stock

$0.0001 par value per share

UNDERWRITING AGREEMENT

November 18, 2020

BofA Securities, Inc.

One Bryant Park,

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

As Representatives of the Several Underwriters

Ladies and Gentlemen:

Simon Property Group, Inc., a Delaware corporation (the “Company”), and Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), confirm their respective agreements with BofA Securities, Inc. (“BofA”) and Citigroup Global Markets Inc. (“Citi”) and each of the other Underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any Underwriter substituted as hereinafter provided in Section 10) for whom BofA and Citi are acting as representatives (in such capacity, the “Representatives”), with respect to  the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers set forth in said Schedule 1 of 19,250,000 shares of the Company’s common stock, par value of $.0001 per share (the “Common Stock”) (said shares to be issued and sold by the Company being hereinafter referred to as the “Firm Securities”).  In addition, the Company will grant to the Underwriters the option to purchase from the Company up to an additional 2,887,500 shares of Common Stock (the “Option Securities”). The Firm Securities and the Option Securities are hereinafter collectively referred to as the “Securities.”

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities in the manner set forth herein and as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and the Operating Partnership have jointly prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File Nos. 333-223199 and 333-223199-01), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the sale of the Securities under the 1933 Act. Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement to the prospectus of the Company that is a part of the aforementioned registration statement in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations, and deliver such prospectus supplement and prospectus to the Underwriters, for use by the Underwriters in connection with their solicitation of purchases of, or offering of, the Securities. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The prospectus of the Company that is part of such registration statement and each prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, is herein referred to as a “preliminary prospectus.” Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein referred to as the “Registration Statement.” The Registration Statement, at the time it originally became effective, is herein referred to as the “Original Registration Statement.” The final prospectus and the final prospectus supplement, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein referred to as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. Capitalized terms used but not otherwise defined shall have the meanings given to those terms in the Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the General Disclosure Package (as defined below) or the Prospectus (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the General Disclosure Package or the Prospectus, as applicable, prior to the date of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as applicable, on or after the date of this Agreement.

The term “subsidiary” means a corporation, partnership or other entity, a majority of the outstanding voting stock, partnership interests or other equity interests, as applicable, of which is owned or controlled, directly or indirectly, by the Company and/or the Operating Partnership, or by one or more other subsidiaries of the Company and/or the Operating Partnership. The term

“significant subsidiary” means any subsidiary that meets the definition of “significant subsidiary” in Rule 1-02(w) of Regulation S-X.

SECTION 1        Representations and Warranties.

(a)               Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to each Underwriter, as of the date hereof, the Applicable Time, the Closing Time (as defined in Section 2(b) below) and any Option Closing Time (as defined in Section 2(a) below) (in each case, a “Representation Date”), and agrees with each Underwriter, as follows:

(1)           Status as a Well-Known Seasoned Issuer. (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made or will make any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made or will make a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(2)           The Registration Statement. The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on February 23, 2018, and each post-effective amendment thereto (including, without limitation, the post-effective amendment thereto resulting from the filing of any preliminary prospectus or the Prospectus) also became effective upon filing under Rule 462(e). No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each post-effective amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, at the Closing Time and at any Option Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b).

(3)           The Prospectus. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was or is issued, at the Closing Time and at any Option Closing Time, shall not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Prospectus or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b).

Each preliminary prospectus (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto), the Prospectus or any amendment or supplement thereto complied or will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4)           Disclosure at Time of Sale. As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule 2 hereto, considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Limited Use Free Writing Prospectus based upon or in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b).

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives, as described in Section 3(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon or in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b).

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:40 p.m. (New York City time) on November 18, 2020 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 3 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus”, as of any time, means the prospectus and/or prospectus supplement relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus and/or prospectus supplement deemed to be a part thereof.

(5)           Incorporated Documents. The Prospectus shall incorporate by reference the most recent Annual Report of the Company and the Operating Partnership on Form 10-K filed with the Commission and each Quarterly Report of the Company and the Operating Partnership on Form 10-Q and each Current Report of the Company and the Operating Partnership on Form 8-K filed (and not merely furnished) with the Commission since the end of the fiscal year to which the Annual Report refers. The documents incorporated or deemed to be incorporated by reference in the preliminary prospectus or the Prospectus, at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at (a) the time the Original Registration Statement became effective, (b) the date hereof, (c) the earlier of the time the preliminary prospectus or the Prospectus was first used and the date and time of the first contract of sale of Securities in the offering of the Securities to the public, (d) the Closing Time and (e) each Option Closing Time, did not and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(6)           Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(7)           Independent Accountants. The accountants who certified the financial statements and supporting schedules included, or incorporated by reference, in the Prospectus were independent registered public accountants with respect to the Company and its subsidiaries, and the current accountants of the Company are independent registered public accountants with respect to the Company and its subsidiaries, in each case, as required by the 1933 Act and the rules and regulations promulgated by the Commission thereunder.

(8)          Financial Statements. The financial statements included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders’ equity and cash flows of such entity, as applicable, for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information stated therein. The selected financial data, the summary financial information and other financial information and data included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement, the General Disclosure Package and the Prospectus. In addition, any pro forma financial information and the related notes thereto, if any, included, or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines and the guidelines of the American Institute of Certified Public Accountants (“AICPA”) and the Public Company Accounting Oversight Board with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus that are not included or incorporated by reference as required. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(9)           Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are properly authorized; (b) assets are safeguarded against unauthorized or improper use; (c) transactions are properly recorded and reported as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(10)         Controls and Procedures. The Company has established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, as appropriate, to allow timely decisions regarding disclosure, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could have a material effect on the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal control over financial reporting (whether or not remedied) have been disclosed to the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(11)         No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or Prospectus, except as otherwise stated in the Registration Statement, the General Disclosure Package or the Prospectus, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Operating Partnership and the subsidiaries of the Company (the Company, the Operating Partnership and such subsidiaries being sometimes hereinafter collectively referred to as the “Simon Entities” and individually as a “Simon Entity”), whether or not arising in the ordinary course of business, which, taken as a whole, would be material to the Simon Entities taken as a whole (anything which, taken as a whole, would be material to the Simon Entities taken as a whole being hereinafter referred to as “Material;” and such a material adverse change, a “Material Adverse Effect”), (b) no casualty loss or condemnation or other adverse event with respect to the Properties (as defined below) has occurred which would be Material, (c) there have been no transactions or acquisitions entered into by the Simon Entities, other than those in the ordinary course of business, which would be Material, and (d) except for dividends or distributions in amounts per share and per unit that are consistent with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its respective general, limited and/or preferred partnership interests.

(12)         Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(13)         Good Standing of the Operating Partnership. The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. The amended and restated agreement of limited partnership of the Operating Partnership (the “OP Partnership Agreement”) is in full force and effect in the form in which it was filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 9, 2008, except for subsequent amendments relating to the admission of new partners to the Operating Partnership or the designation of the rights of new partnership interests.

(14)          Good Standing of Significant Subsidiaries. Each significant subsidiary has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as applicable, in good standing (or its equivalent), to the extent any such concept is applicable under local law, under the laws of the state of its jurisdiction of incorporation or organization, as applicable, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each significant subsidiary is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as applicable, to transact business and is in good standing (or its equivalent), to the extent any such concept is applicable under local law, in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each significant subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including without limitation, federal or state securities laws) and are owned by the Company, directly or through subsidiaries, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, “Liens”). No shares of capital stock or other equity interests of any significant subsidiary are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such significant subsidiaries and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. No such shares of capital stock or other equity interests of any significant subsidiary were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of such significant subsidiaries or under any agreement to which such significant subsidiaries are a party.

(15)         Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Company’s and the Operating Partnership’s most recent Quarterly Report on Form 10-Q (except for subsequent issuances thereof, if any, contemplated under this Agreement or referred to in the General Disclosure Package and the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or other similar rights of any securityholder of the Company. Except as described in or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, there are no shares of capital stock of the Company reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for, and no agreement or other obligations to issue, shares of such stock, ownership interests in the Company or any other securities of the Company.

(16)          Authorization of the Securities. The Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company. Upon payment of the purchase price and delivery of the Securities in accordance with this Agreement, each of the Underwriters will receive good, valid and marketable title to the Securities, free and clear of all Liens. The certificates to be used to evidence the Securities will, at the Closing Time and each Option Closing Time, be in proper form and will comply in all material respects with all applicable legal requirements, the charter and the by-laws of the Company and the requirements of the New York Stock Exchange (the “NYSE”).

(17)          Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(18)          Descriptions of the Common Stock. The Common Stock conforms in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the  Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(19)          Absence of Defaults and Conflicts. None of the Simon Entities or, to the knowledge of the Company, any joint ventures or partnerships in which Simon Entities have an equity interest (“Property Partnerships”) is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which each entity is a party or by which any of them may be bound, or to which any of its property or assets or any Property may be bound or subject (collectively, “Agreements and Instruments”), except for such violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of the Company or any significant subsidiary) or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company and the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Prospectus and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds therefrom as described under the caption “Use of Proceeds”) and compliance by the Company and the Operating Partnership with their obligations hereunder and thereunder have been duly authorized by all necessary action, and do not and shall not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any assets, properties or operations of the Company, the Operating Partnership or any other Simon Entity or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events or Liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, nor shall such action result in any violation of the provisions of the charter or by-laws of the Company, the OP Partnership Agreement or certificate of limited partnership of the Operating Partnership or the organizational documents of any other Simon Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership, any other Simon Entity or any Property Partnership or any of their assets, properties or operations, except for such violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of the Company, the Operating Partnership or any significant subsidiary) that would not reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by any Simon Entity or, to the knowledge of the Company, any Property Partnership.

(20)          Absence of Proceedings. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting any Simon Entity or, to the knowledge of the Company, any Property Partnership, except such as would not reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated herein or therein or the performance by the Company and the Operating Partnership of their obligations. The aggregate of all pending legal or governmental proceedings to which the Simon Entities or, to the knowledge of the Company, any Property Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(21)          REIT Qualification. At all times since January 1, 1973, the Company (including as Corporate Property Investors, a Massachusetts business trust) has been, and upon the sale of the Securities, the Company shall continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and its current and proposed methods of operation shall enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

(22)         Investment Company Act. Neither the Company nor the Operating Partnership is, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(23)          Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the performance by the Company or the Operating Partnership of their obligations, as applicable, under this Agreement or in connection with the transactions contemplated under this Agreement, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws or under the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or the NYSE.

(24)         Possession of Licenses and Permits. The Simon Entities and, to the knowledge of the Company, each Property Partnership possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses the failure to obtain would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Simon Entities are and, to the knowledge of the Company, each Property Partnership is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect. None of the Simon Entities or, to the knowledge of the Company, any Property Partnership have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(25)         Title to Property. The Simon Entities and, to the knowledge of the Company, the Property Partnerships, as applicable, have good and marketable title to the real properties owned by the Simon Entities or the Property Partnerships (the “Properties”) free and clear of Liens, except (a) as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus, or referred to in any title policy for a particular Property, or (b) as would not reasonably be expected to have a Material Adverse Effect. All leases and subleases under which any Simon Entity or any Property Partnership holds real properties are in full force and effect, except for such which would not reasonably be expected to result in a Material Adverse Effect. None of the Simon Entities

or the Property Partnerships have received any notice of any Material claim of any sort that has been asserted by anyone adverse to the rights of the Simon Entities or the Property Partnerships under any material leases or subleases, or affecting or questioning the rights of such Simon Entities or the Property Partnerships of the continued possession of the leased or subleased premises under any such lease or sublease, other than claims that would not reasonably be expected to result in a Material Adverse Effect. All Liens on or affecting any of the Properties and the assets of any Simon Entity or any Property Partnership which are required by the 1933 Act and the 1933 Act Regulations to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein. None of the Simon Entities, the Property Partnerships or any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor or lessee, as applicable) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Properties, and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, in each case, other than such defaults that would not reasonably be expected to result in a Material Adverse Effect. No tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would reasonably be expected to result in a Material Adverse Effect. Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not in the aggregate reasonably be expected to result in a Material Adverse Effect. The Company and the Operating Partnership have no knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to, the Properties, except such proceedings or actions that would not reasonably be expected to result in a Material Adverse Effect.

(26)         Environmental Laws. Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus or except such violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) none of the Simon Entities or Property Partnerships are in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Simon Entities and the Property Partnerships have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Simon Entities or the Property Partnerships and (d) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Simon Entities or Property Partnerships relating to any Hazardous Materials or the violation of any Environmental Laws.

(27)         Insurance. The Simon Entities maintain insurance covering their properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect them and their business.

(28)         Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(29)         Statistical Data and Forward-Looking Statements. The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the 1934 Act) included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(30)         Price Manipulation and Market Stabilization. Neither the Simon Entities nor any of their respective directors, officers, affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(31)         Foreign Corrupt Practices Act. Neither the Company, the Operating Partnership, nor, to the Company’s knowledge, any other Simon Entity, any Property Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any other Simon Entity or any Property Partnership, has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the Bribery Act 2010 of the United Kingdom, and the Company and the other Simon Entities and, to the knowledge of the Company, the Property Partnerships, have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(32)         Money Laundering Laws. The operations of the Company and each other Simon Entity and Property Partnership are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any other Simon Entity or Property Partnership with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(33)        OFAC. Neither the Company nor any other Simon Entity or Property Partnership nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any other Simon Entity or Property Partnership is (i) currently subject to any sanctions administered by the United States Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) currently located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory; and the Company and the Operating Partnership will not directly or indirectly use the net proceeds of the offering of the Securities, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

(34)        Cybersecurity. (A) To the knowledge of the Company, there has been no security breach, incident or compromise that resulted in unauthorized access to the Company’s or any other Simon Entity’s computer systems, networks, hardware, software, information technology, equipment, technology, or data and databases (including (i) the data and information of their employees and any third party that is maintained, processed or stored by the Company and the other Simon Entities, and (ii) any such data processed or stored by third parties on behalf of the Company and the other Simon Entities) (collectively, “IT Systems and Data”), (B) neither the Company nor the other Simon Entities have been notified of, nor do they have knowledge of any event or condition that would result in, any security breach, incident or compromise to their IT Systems and Data of the type described in clause (A) above, and (C) the Company and the other Simon Entities have implemented controls, policies, procedures, and technological safeguards that they believe maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data, except with respect to clauses (A) and (B), for any such security breach, incident or compromise that would not reasonably be expected to have a Material Adverse Effect. The Company and the other Simon Entities are in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)         Officers’ Certificates. Any certificate signed by any officer of the Company or any authorized representative of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such entity or person, as applicable, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2        Sale and Delivery to the Underwriters; Closing

(a)          Purchase and Sale. On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule 4, the number of Firm Securities set forth in Schedule 1 opposite the name of such Underwriter, plus any additional number of Firm Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

In addition, the Company hereby grants to the Underwriters the option to purchase up to 2,887,500 Option Securities at the price set forth in Schedule 4, less an amount equal to the dividends payable or paid to the holders of the Firm Securities but not payable to the holders of the Option Securities.  This option may be exercised by the Representatives, on behalf of the Underwriters, at any time and from time to time, in whole or in part on or before the 30th day following the date of this Agreement to cover over-allotments, by written notice to the Company.  Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and times when the Option Securities are to be delivered (such date and time being herein referred to as the “Option Closing Time”); provided, however, that the Option Closing Time shall not be earlier than (i) the Closing Time or (ii) the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised (unless the Representatives and the Company otherwise agree in writing or such time and date are postponed in accordance with the provisions of Section 10 hereof).  If settlement of the Option Securities occurs after the Closing Time, the Company will deliver to the Representatives on each Option Closing Time, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Closing Time pursuant to Section 5 hereof.

The number of Option Securities to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Option Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1  hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Securities being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

(b)          Delivery and Payment.  Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the second business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”). Payment of the purchase price for the Option Securities shall be made at the Option Closing Time in the same manner and at the same office as applicable to the purchase of the Firm Securities.  Delivery of the Firm Securities and the Option Securities shall be made, and the Firm Securities and the Option

Securities shall be registered in such names and denominations, as the Representatives shall have requested at least one full business day prior to the Closing Time (or any Option Closing Time, as the case may be).

Payment for the Securities shall be made to the Company by wire transfer of same day funds payable to the order of the Company, against delivery to the Representatives or their designee for the respective accounts of the Underwriters for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities that it has agreed to purchase.  Each Representative, individually, and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time or the Option Closing Time, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3        Covenants of the Company and the Operating Partnership.

The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)          Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Company, subject to Section 3(e), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)          Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)          Delivery of Prospectus(es). The Company, as promptly as possible, shall furnish to each Underwriter, without charge, such number of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus is required to be delivered (or but for Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act, such number of copies of the Prospectus and any amendments and supplements thereto and documents incorporated by reference therein as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Notice and Effect of Material Events. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. The Company shall immediately notify each Underwriter, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) at any time when a prospectus is required by the 1933 Act to be delivered (or but for Rule 172 of the 1933 Act Regulations would be required to be delivered) in connection with sales of the Securities, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, any other Simon Entity or any Property Partnership which (i) make any statement in the Registration Statement, the General Disclosure Package or the Prospectus false or misleading or (ii) are not disclosed in the Registration Statement, the General Disclosure Package or the Prospectus. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Underwriters or counsel for the Underwriters, to amend the Registration Statement or to amend or supplement the General Disclosure Package or the Prospectus in order that the same not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading (except in the case of the Registration Statement, in the light of the circumstances existing at the time the General Disclosure Package or the Prospectus, as applicable, is delivered to a purchaser), the

Company shall forthwith amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, by preparing and furnishing to each Underwriter an amendment or amendments of, or a supplement or supplements to, the Registration Statement, the General Disclosure Package or the Prospectus, as applicable (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters), so that, as so amended or supplemented, the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances existing at the time the General Disclosure Package or the Prospectus, as applicable, is delivered to a purchaser), not misleading. In addition, if it shall be necessary, in the opinion of counsel to the Underwriters, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the preliminary prospectus or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(e), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or preliminary prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)          Filing of Amendments and 1934 Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as applicable, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. Neither the consent of the Underwriters nor the Underwriters’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5. The Company will give the Representatives prompt notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any filings pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time or the final Option Closing Time, as the case may be, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(f)           Renewal of Registration Statement. If immediately prior to the third anniversary of February 23, 2018 (such third anniversary, the “Renewal Deadline”) any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, promptly notify the Representatives and file, if it has not already done so and is eligible to do so, an automatic shelf registration statement (as defined in Rule 405 of the 1933 Act Regulations) relating to such Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline any of the Securities remain unsold by the Underwriters and the Company is not eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, promptly notify the Representatives and file a new shelf registration statement or post-effective amendment on the proper form relating to such Securities in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable after the Renewal Deadline and promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating thereto. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as applicable.

(g)          Blue-Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriters to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or registered, the Company shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement. The Company will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(h)          Stop Order by State Securities Commission. The Company shall advise the Underwriters promptly and, if requested by any Underwriter, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the

Securities under any state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(i)           Listing.  The Company will use its commercially reasonable efforts to (a) cause the Securities to be approved for listing, subject to official notice of issuance, on the NYSE and (b) maintain the listing of the Securities on the NYSE.

(j)           Lock-Up.  During the period of 45 days following the date hereof, the Company and the Operating Partnership will not, without the prior written consent of the Representatives, (i) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for common stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or request or demand that the Company file, or otherwise cause to be filed, any registration statement in connection therewith, under the 1933 Act or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, other agreement or other transaction is to be settled by delivery of common stock or other securities, in cash or otherwise; provided, however, that the foregoing clause shall not apply to (A) the Shares to be sold hereunder, (B) shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock issued by the Company, (C) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock issued or granted pursuant to any equity incentive plan of the Company or the Operating Partnership referred to in the General Disclosure Package, (D) any shares of Stock issued upon the conversion, exchange or exercise of securities convertible into or exercisable or exchangeable for shares of Common Stock outstanding as of the date of this Agreement, (E) any shares of Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, in the aggregate not to exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (assuming full conversion, exchange or exercise of all outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock), issued in connection with property acquisitions, mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided, however, that the recipient of such shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock shall be required to execute a lock-up letter, in substantially the form attached as Annex B hereto relating to the term of the 45-day period and (F) the filing of a registration statement relating to an equity incentive plan of the Company and the Operating Partnership referred to in the General Disclosure Package.

(k)          Earnings Statement. The Company shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(l)           Reporting Requirements. The Company, during the period when a prospectus is required to be delivered (or but for Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)         Issuer Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping. Notwithstanding the foregoing, the Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering.

(n)          REIT Qualification. The Company shall use its best efforts to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code until the Board of Directors of the Company determines that it is no longer in the best interests of the Company to so qualify.

(o)          Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(p)          1934 Act Filings. During the period from the Closing Time until one year after the Closing Time, the Company shall deliver to the Underwriters, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission’s functions, and (ii) such other information concerning the Company as the Underwriters may reasonably request.

(q)          Regulation M. Neither the Company, the Operating Partnership nor any Affiliate thereof will take any action prohibited by Regulation M under the 1934 Act in connection with the distribution of the Securities contemplated hereby.

SECTION 4        Payment of Expenses.

(a)          Expenses. The Company and the Operating Partnership shall pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation,

printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities, or any certificates for the Securities to the Underwriters, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of such Securities and any charges of DTC in connection herewith, (iv) the fees and disbursements of the Company’s and the Operating Partnership’s counsel, accountants and other advisors or agents (including transfer agents and registrars), and their respective counsel, (v) the qualification of the Securities under state securities and real estate syndication laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters, in connection therewith and in connection with the preparation, printing and delivery of a blue-sky survey not to exceed $10,000, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus (including financial statements and any schedules or exhibits and any document incorporated by reference) and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) fees and expenses of any transfer agent or registrar for the Securities, including the fees and disbursements of its counsel, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, any out-of-pocket expenses associated with the production of road show slides and graphics and fees and expenses of any consultants engaged in connection with the road show presentations and (x) the costs and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)         Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) (with respect to the Company’s securities), the Company and the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5        Conditions of Underwriters’ Obligations.

The obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer or authorized representative of the Company, the Operating Partnership or any other Simon Entity delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)         Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and at the Applicable Time, the Closing Time and each Option Closing Time, as applicable; no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus supplement containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B). The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)          Opinions of Counsel for Company and Operating Partnership. At the Closing Time and at each Option Closing Time, as applicable, the Underwriters shall have received the favorable opinions, dated as of Closing Time and such Option Closing Time, as applicable, of Latham & Watkins LLP, special counsel for the Company and the Operating Partnership, and Steven E. Fivel, the General Counsel of the Company and the Operating Partnership, or such other counsel as is designated by the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters. Such opinions shall address such of the items set forth in Annexes A-1 and A-2.

(c)          Opinion of Counsel for Underwriters. At the Closing Time and at each Option Closing Time, as the case may be, the Underwriters shall have received the favorable opinion, dated as of Closing Time and such Option Closing Time, as the case may be, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters, with respect to those matters requested by the Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal securities law of the United States, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Company, the Operating Partnership and the other Simon Entities and certificates of public officials.

(d)          Officers’ Certificate. At the Closing Time and at each Option Closing Time, as applicable, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Simon Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Time or such Option Closing Time, as applicable, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct, in all material respects, with the same force and effect as though expressly made at and as of the Closing Time or such Option Closing Time, as the case may be, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or such Option Closing Time, as applicable, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, (v) no order suspending the sale of the Securities in any jurisdiction has been issued and no proceedings for that purpose have been initiated or threatened by the state securities authority of any jurisdiction; (vi) none of the Registration Statement, the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) none of the events listed in Section 9(a)(iii)(x) shall have occurred.

(e)          Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives and counsel to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters as set forth in AU Section 634 of the AICPA Professional Standards with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)           Bring-down Comfort Letter. At the Closing Time and at each Option Closing Time, as applicable, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time and such Option Closing Time, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(e), except that the specified date referred to shall be a date not more than three business days prior to the Closing Time or such Option Closing Time, as applicable.

(g)          Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(h)          Additional Documents. At the Closing Time and each Option Closing Time, as applicable, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i)           Lock-Ups.  Each executive officer, director and stockholder of the Company specified in Annex B hereto shall have entered into a Lock-Up Agreement in the form attached as Annex C hereto prior to the Closing Time, and each such Lock-Up Agreement shall have been delivered to the Representatives and shall be in full force and effect at the Closing Time and each Option Closing Time, as the case may be.

(j)           Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled or waived when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or Option Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6, 7, 8, 13, and 14 shall survive any such termination and remain in full force and effect.

SECTION 6        Indemnification.

(a)          Indemnification of the Underwriters. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, its respective selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and their respective officers, directors, members, Affiliates and employees as follows:

(1)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the roadshow materials relating to the offer of the Securities, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Section 6(b).

(b)          Indemnification of Company, the Operating Partnership and Company’s Directors and Officers. Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, the Operating Partnership and each of the Company’s directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) the names of the Underwriters contained on the cover page and on the back page of the Prospectus and in the table under the caption “Underwriting” in the Prospectus, (ii) the first paragraph under the caption “Underwriting— Commissions and Discounts, (iii) the second and third paragraphs under the caption “Underwriting— Price Stabilization, Short Positions and Penalty Bids” in the Prospectus and (iv) the last two sentences of the fourth paragraph under the caption “Underwriting— Price Stabilization, Short Positions and Penalty Bids” in the Prospectus.

(c)          Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Settlement Without Consent If Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7        Contribution.

If the indemnification provided for in Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as (x) in the case of the Company and the Operating Partnership, the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Operating Partnership, and (y) in the case of the Underwriters, the total underwriting discount received by the Underwriters.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s, respective officers, directors, members, Affiliates, employees and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Operating Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate number of Firm Securities set forth opposite their respective names in Schedule 1 hereto and not joint.

SECTION 8        Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Operating Partnership or authorized representatives of the Company or the Operating Partnership submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its respective officers or directors or any person controlling the Company or the Operating Partnership, and (ii) delivery of and payment for the Securities.

SECTION 9        Termination.

(a)          Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or any relevant Option Closing Time, as the case may be, (i) if there has been, since the time of execution of this Agreement or since the earlier of the respective dates as of which information is given in the Registration Statement, the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the other Simon Entities considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Registration Statement, the Prospectus or the General Disclosure Package, or (ii) if there has occurred (A) any material adverse change in the financial markets in the United States or the international financial markets, (B) any outbreak of hostilities or escalation thereof or other calamity or crisis, (C) a declaration by the United States of a national emergency or war, or (D) any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) (x) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (y) if trading generally on the NYSE, the Nasdaq Global Market or the NYSE Amex Equities or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, or Delaware authorities, or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred.

(b)         Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided, further, that Sections 1, 6, 7, 8, 13, and 14 shall survive such termination and remain in full force and effect.

SECTION 10      Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Time or any Option Closing Time, as applicable, to purchase the Securities which it is, or they are, obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriter(s) to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)             if the number of Defaulted Securities does not exceed 10% of the aggregate number of the Securities to be purchased hereunder, each non-defaulting Underwriter shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)            if the number of Defaulted Securities exceeds 10% of the aggregate number of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time or any Option Closing Time, as applicable, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the preliminary prospectus or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11      Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to the Representatives: BofA Securities, Inc. at One Bryant Park, New York, New York 10036, Attention: Syndicate Department (fax: 646-855-3073), with a copy to ECM Legal (fax: 212-230-8730); Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; and notices to the Simon Entities shall be directed to any of them at 225 West Washington Street, Indianapolis, Indiana 46204, attention of Mr. David Simon and Mr. Steven E. Fivel.

SECTION 12      Parties.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives and the Company, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13      GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. TIME SHALL BE OF THE ESSENCE TO THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY, THE OPERATING PARTNERSHIP AND THE UNDERWRITERS HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) WITH RESPECT TO THIS AGREEMENT.

SECTION 14      No Advisory or Fiduciary Relationship.

The Company and the Operating Partnership acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, or their respective stockholders, partners, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Furthermore, the Company and the Operating Partnership agree that they are solely responsible for making their own judgments in connection with the offering of the Securities (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on related or other matters).

SECTION 15      Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 16      Integration.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 17      Counterparts.

This Agreement may be signed in counterparts (including by facsimile), each of which will constitute an original and all of which taken together will constitute one and the same agreement. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Securities shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 18   Effect of Headings.

The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement among the parties hereto in accordance with its terms.

Very truly yours,

SIMON PROPERTY GROUP, INC.

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Executive Vice President – Chief
Financial Officer and Treasurer

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc.,
Its General Partner

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Executive Vice President – Chief
Financial Officer and Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Chris Porter
	Name:	Chris Porter
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jesse Taylor
	Name:	Jesse Taylor
	Title:	Vice President

On behalf of themselves and the other several Underwriters listed in Schedule 1 hereto.

SCHEDULE 1

Name of Underwriter	Number of Firm Shares To Be Purchased
BofA Securities, Inc.	3,850,000
Citigroup Global Markets Inc.	1,925,000
J.P. Morgan Securities LLC	1,443,750
Mizuho Securities USA LLC	966,350
Scotia Capital (USA) Inc.	802,725
SMBC Nikko Securities America, Inc.	802,725
SG Americas Securities, LLC	773,850
BNP Paribas Securities Corp.	764,225
TD Securities (USA) LLC	754,600
Jefferies LLC	735,350
Wells Fargo Securities, LLC	677,600
BTIG, LLC	648,725
Truist Securities, Inc.	610,225
RBC Capital Markets, LLC	562,100
Barclays Capital Inc.	485,100
Deutsche Bank Securities Inc.	485,100
Raymond James & Associates, Inc.	456,225
Santander Investment Securities Inc.	436,975
BNY Mellon Capital Markets, LLC	359,975
Credit Suisse Securities (USA) LLC	359,975
Regions Securities LLC	331,100
Fifth Third Securities, Inc.	302,225
MUFG Securities Americas Inc.	234,850
Compass Point Research & Trading, LLC	96,250
Evercore Group L.L.C.	96,250
Piper Sandler & Co.	96,250
Samuel A. Ramirez & Company, Inc.	96,250
Stifel, Nicolaus & Company, Incorporated	96,250
19,250,000

SCHEDULE 2

1.	The price per share of the Securities is $72.50

2.	The number of Firm Securities purchased by the Underwriters is 19,250,000

3.	The maximum number of Option Securities is 2,887,500

SCHEDULE 3

Issuer General Use Free Writing Prospectus

None.

SCHEDULE 4

Purchase Price of the Securities

Subject to Section 2(a) in the case of the Option Securities, the purchase price to be paid by the Underwriters for the Securities shall be $70.50625 per share.

Annex B

List of Persons and Entities Subject to Lock-Up

1.	David Simon
2.	Glyn F. Aeppel
3.	Larry C. Glasscock
4.	Karen N. Horn, Ph.D.
5.	Allan Hubbard
6.	Reuben S. Leibowitz
7.	Gary M. Rodkin
8.	Stefan M. Selig
9.	Herbert Simon
10.	Daniel C. Smith, Ph.D.
11.	Albert Smith, Jr.
12.	Richard S. Sokolov
13.	Marta R. Stewart
14.	Steven E. Fivel
15.	Brian J. McDade
16.	John Rulli
17.	Alexander L.W. Snyder

Annex C

Form of lock-up from directors, officers or other stockholders pursuant to Section 5(i)

November [*], 2020

BofA Securities, Inc.,

Citigroup Global Markets Inc.

as Representatives of the several Underwriters

c/o    BofA Securities, Inc.

One Bryant Park,

New York, New York 10036

c/o    Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:         Proposed Public Offering by Simon Property Group, Inc.

Dear Sirs:

The undersigned, a stockholder [and an officer and/or director] of Simon Property Group, Inc., a Delaware corporation (the “Company”), understands that BofA Securities, Inc. and Citigroup Global Markets Inc., as representatives (the “Representatives”) of the several underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, providing for the public offering (the “Public Offering”) of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, lend, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or request or demand that the Company file, or otherwise cause to be filed, any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, other agreement or other transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, the undersigned may make the following transfers or pledges of the Lock-Up Securities:

(i) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar business combination transaction that is made to all holders of Common Stock and involves a Change of Control occurring after the date of the final prospectus supplement used to sell the Common Stock; provided, however, that (x) such Change of Control is approved by the Company’s board of directors; and (y) if such Change of Control is not consummated, the Lock-Up Securities shall, for the avoidance of doubt, remain subject to the restrictions contained in this letter agreement; or

(ii) any bona fide gift or gifts; or

(iii) any transfer to a trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned, or if the undersigned is a trust, to a trustor, trustee (or co-trustee) or beneficiary of the trust or to the estate of the beneficiary of such trust; or

(iv) by will or intestacy; or

(v) any immediate family member of the undersigned; or

(vi) by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any related court order; or

(vii) to the Company in connection with the exercise, vesting or settlement of options, warrants or other rights to acquire shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock in accordance with their terms (including, in each case, on a “cashless” or “net exercise” basis and/or to cover withholding tax obligations (including estimated withholding tax obligations) in connection with such exercise, vesting or settlement) pursuant to an equity incentive plan, option, warrant or other right described in the final prospectus supplement, provided that any shares of Common Stock or securities received upon such exercise, vesting or settlement, as applicable, shall be subject to the restrictions set forth in this letter agreement; or

(viii) any transfer of shares of Common Stock acquired by the undersigned in open market or privately negotiated purchases after the closing of the public offering; or

(ix) if the undersigned is a director or executive officer of the Company: (a) sales pursuant to a written trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) existing on the date hereof, provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-Up Period, or the undersigned voluntarily effects any public filing or report regarding such sales during the Lock Up Period, then the undersigned shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1(c) trading plan; or (b) the establishment by the undersigned of a written trading plan designed to comply with Rule 10b5- 1(c) of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of the Lock-Up Period; or

(x) to the Representatives pursuant to the Underwriting Agreement;

provided, however, that:

(A) in the case of clauses (ii), (iii), (iv) and (v), such transfer does not involve a disposition for value;

(B) in the case of clauses (ii), (iii), (iv), (v), (vi) and (viii), (x) such transfer is not required to be publicly reported or disclosed (whether pursuant to Section 16 of the Exchange Act, Section 13 of the Exchange Act or otherwise) during the Lock-Up Period and (y) the undersigned does not voluntarily effect any public report, announcement or disclosure regarding such transfer during the Lock-Up Period; and

(C) in the case of clauses (ii), (iii), (iv) and (v), the Representatives shall have received, prior to such transfer, a lock-up agreement in the form hereof covering the balance of the Lock-Up Period and executed by each donee, trustee, distributee or transferee, as applicable.

For purposes of this Lock-Up Agreement:

(i) “Change of Control” means the transfer (whether by tender offer, merger, consolidation or other similar business combination transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Representatives pursuant to the public offering) theretofore not affiliates of the Company, of the Common Stock, where such person or group did not hold, immediately prior to such transfer, and, immediately after such transfer, would hold, a majority of the outstanding voting securities of the Company (or the surviving entity); and

(ii) “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

This letter agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement (other than the provisions thereof that survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the Registration Statement is withdrawn or (iv) December 15, 2020, in the event that the Underwriting Agreement has not been executed by such date, provided, in the case of clause (iv), that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to three additional months.

The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice nor have the underwriters solicited any action from the undersigned with respect to the offering of the securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This letter agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com or www.echosign.com)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Very truly yours,

Signature:

Print Name: